UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2005

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2005, the Leadership Development and Compensation Committee of the Board of Directors of the Company approved award forms to be used to evidence grants of awards made under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the “Plan”) subject to approval of the Plan by Company stockholders. Each form of award approved by the Committee is attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7.

On May 26, 2005, at the Company’s annual meeting of stockholders, stockholders of the Company approved the Plan. A summary of Plan terms was provided in the Company’s proxy statement as filed with the Securities and Exchange Commission on April 11, 2005. A copy of the Plan was provided as Appendix B in such proxy and is attached hereto as Exhibit 10.8.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	The Home Depot, Inc. Form of Restricted Stock Award (U.S. Officers)

10.2	The Home Depot, Inc. Form of Deferred Share Award (Nonemployee Directors)

10.3	The Home Depot, Inc. Form of Deferred Share Award (U.S. Officers)

10.4	The Home Depot, Inc. Form of Deferred Share Award (Canada Officers)

10.5	The Home Depot, Inc. Form of LTIP Performance Unit Award

10.6	The Home Depot, Inc. Form of Nonqualified Stock Option (U.S. Officers)

10.7	The Home Depot, Inc. Form of Nonqualified Stock Option (Nonemployee Directors)

10.8	The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

	By:	/s/ Frank L. Fernandez
	Name:	Frank L. Fernandez
	Title:	Executive Vice President, Secretary and General Counsel
Date: May 27, 2005

EXHIBIT INDEX

Exhibit	Description
10.1	The Home Depot, Inc. Form of Restricted Stock Award (U.S. Officers)

10.2	The Home Depot, Inc. Form of Deferred Share Award (Nonemployee Directors)

10.3	The Home Depot, Inc. Form of Deferred Share Award (U.S. Officers)

10.4	The Home Depot, Inc. Form of Deferred Share Award (Canada Officers)

10.5	The Home Depot, Inc. Form of LTIP Performance Unit Award

10.6	The Home Depot, Inc. Form of Nonqualified Stock Option (U.S. Officers)

10.7	The Home Depot, Inc. Form of Nonqualified Stock Option (Nonemployee Directors)

10.8	The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan